Exhibit 10.1
EXECUTION VERSION
EIGHTH AMENDMENT TO CREDIT AGREEMENT
EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 22, 2009, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain SUBSIDIARIES OF BORROWER, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”), and GUARANTY BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
WHEREAS, Borrower, Guarantors, the Administrative Agent and certain Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to modify the leverage ratio financial covenant contained in Section 7.12(b) of the Credit Agreement and for certain other purposes as provided herein; and
WHEREAS, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
1.1 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Eighth Amendment Effective Date” means April 22, 2009.
“Senior Debt” means, on any date of determination, the Borrower’s consolidated Indebtedness on such date less (a) the amount of unrestricted cash and cash equivalents on hand of the Borrower and the Guarantors as of such date, (b) any Non-Recourse Debt, (c) any Indebtedness of any Unrestricted Subsidiary, (d) any Indebtedness of the Borrower or any Restricted Subsidiary under any Convertible Notes (or any Permitted Refinancing thereof), and (e) any other unsecured Indebtedness of the Borrower or any Restricted Subsidiary to the extent permitted under Section 7.01(l).
Eighth Amendment to Credit Agreement

1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:
“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Unused
Borrowing	Eurodollar	ABR	Commitment
Base Usage	Spread	Spread	Fee Rate

Greater than 90%	325 b.p.	200 b.p.	50 b.p.

Greater than 75% and less than or equal to 90%	300 b.p.	175 b.p.	50 b.p.

Greater than 50% and less than or equal to 75%	275 b.p.	150 b.p.	50 b.p.

Greater than 25% and less than or equal to 50%	250 b.p.	125 b.p.	50 b.p.

Less than or equal to 25%	225 b.p.	100 b.p.	50 b.p.
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
“Conforming Date” means the Eighth Amendment Effective Date.
“Convertible Notes” means the senior unsecured convertible notes issued by the Borrower in one or more transactions on or after the Fourth Amendment Effective Date and on or before the Eighth Amendment Effective Date pursuant to the Convertible Notes Indenture, in each case, on terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders (it being understood that the terms and conditions set forth in the Draft Preliminary Prospectus Supplement are satisfactory to the Administrative Agent and the Required Lenders and that, so long as such senior unsecured convertible notes do not contain terms and conditions that are materially more onerous to the Borrower and its Subsidiaries than those set forth in the Draft Preliminary Prospectus Supplement, the terms and conditions of such senior unsecured convertible notes are satisfactory to the Administrative Agent and the Required Lenders).
Eighth Amendment to Credit Agreement

“Consolidated EBITDAX” means the Borrower’s consolidated earnings determined in accordance with GAAP (excluding earnings of Unrestricted Subsidiaries) before interest expense, income taxes, depreciation, amortization, depletion, oil and gas asset impairment write downs, lease impairment expense, gains and losses from the sale of capital assets, and other non-cash charges. For purposes of calculating Consolidated EBITDAX, Consolidated EBITDAX shall not include (a) the non-cash effects of (i) the early extinguishment of long-term debt, (ii) CCBM’s equity investment in Pinnacle and (iii) any stock option re-pricing expenses, (b) the income (or deficit) of any Person that is not a Subsidiary in which the Borrower or any of its Restricted Subsidiaries has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries, (c) the income (or deficit) of any Restricted Subsidiary in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, and (d) any portion of the consolidated earnings of Marcellus Holdings that is allocated or remitted to Avista or Avista JV Partner in accordance with the Marcellus JV Participation Agreement or the Marcellus JV Operating Agreement. For purposes of determining the Borrower’s compliance with Section 7.12(b), Consolidated EBITDAX shall not include any net revenue attributable to any assets that are subject to a Lien granted to secure Non-Recourse Debt.
“Fee Letter” means that certain Fee Letter, dated as of April 22, 2009, between Borrower and Guaranty Bank.
“Total Net Debt” means, on any date of determination, the Borrower’s consolidated Indebtedness on such date less the amount of unrestricted cash and cash equivalents on hand of the Borrower and the Guarantors as of such date. For purposes of this definition and for determining the Borrower’s compliance with Section 7.12(b), the Borrower’s consolidated Indebtedness shall not include (a) Non-Recourse Debt, (b) Indebtedness of any Unrestricted Subsidiary, and (c) for each date of determination during any period set forth below, the amount set forth below opposite such period as the equity component of the Borrower’s Convertible Notes pursuant to FASB Staff Position (“FSB”) Accounting Principles Board (“APB”) 14-1:

Period	Equity Component

1/1/2009 –12/31/2009	$51,252,980

1/1/2010 –12/31/2010	$38,874,756
1/1/2011 –12/31/2011	$26,021,425
1/1/2012 –10/29/2012	$12,674,753
Eighth Amendment to Credit Agreement

“Redetermination Date” means each date on which the Borrowing Base is redetermined pursuant to the terms hereof, which shall be (a) with respect to any Scheduled Redetermination, on or about March 31 and September 30 of each year, (b) with respect to any Special Redetermination (other than the Special Redeterminations set forth in the following clause (c)), the first day of the first month which is not less than twenty (20) Business Days following the date of a request by the Borrower for a Special Redetermination and (c) with respect to any Special Redetermination requested by the Required Lenders or any Redetermination pursuant to Section 7.04, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.06.
“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Borrower may at any time and from time to time designate any Subsidiary (including any newly acquired or newly formed Subsidiary but excluding any Subsidiary that owns or operates Oil and Gas Interests included in the Borrowing Base Properties or other interests of the type described in clauses (d) or (e) of the definition of Oil and Gas Interests relating to any Borrowing Base Properties) to be an Unrestricted Subsidiary provided that (i) no Default or Event of Default has occurred or is continuing at the time of such designation and after giving effect to such designation, (ii) immediately after such designation, no Credit Party has any obligation to pay any Indebtedness of such Subsidiary, has in any way guaranteed any Indebtedness of such Subsidiary, or has any assets or properties (excluding a pledge of the Equity Interests in such Subsidiary) which are subject to any Lien securing any Indebtedness of such Subsidiary, and (iii) notice of any such designation is promptly given to the Administrative Agent in writing.
1.3 Mandatory Prepayment of Loans. Section 2.10 of the Credit Agreement shall be and it hereby is amended by (a) deleting the last sentence of clause (b) thereof in its entirety and (b) adding a new clause (c) and a new clause (d) to the end thereof to read as follows:
(c) In the event that the Aggregate Credit Exposure exceeds (i) the Maximum Facility Amount or (ii) the Aggregate Commitment at any time other than, with respect to this clause (ii), as a result of the occurrence of a Borrowing Base Deficiency, the Borrower shall immediately prepay, without penalty or premium but otherwise subject to any funding indemnification amounts required by Section 2.15, the principal amount of the Loans to the extent necessary to eliminate such excess.
(d) Amounts applied to the prepayment of Borrowings pursuant to this Section shall be first applied ratably to ABR Borrowings then outstanding and, upon payment in full of all outstanding ABR Borrowings, second, to Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto. Any prepayments pursuant to this Section shall be without penalty or premium but otherwise accompanied by accrued interest to the extent required by Section 2.12 and any funding indemnification amounts required by Section 2.15.
Eighth Amendment to Credit Agreement

1.4 Indebtedness. Clause (k) of Section 7.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
(k) subject to any adjustment to the Borrowing Base and Conforming Borrowing Base required under Section 3.05, unsecured Indebtedness of the Borrower resulting from the issuance of Convertible Notes in an aggregate principal amount not to exceed $373,750,000 at any time outstanding, and any Permitted Refinancing of any Indebtedness incurred under this clause (k); provided that (i) the final stated maturity date of such Convertible Notes shall not be earlier than 91 days after the Maturity Date (as in effect on the date of issuance of such Convertible Notes) and the average life of such Convertible Notes (based on the stated final maturity date and payment schedule provided at the date of issuance of such Convertible Notes) shall not be shorter than the period beginning on the date of issuance of such Convertible Notes and ending on the date that is 91 days after the Maturity Date (as in effect on the date of issuance of such Convertible Notes), and (ii) at the time of and immediately after giving effect to each issuance of such Convertible Notes or any Permitted Refinancing thereof, no Default shall have occurred and be continuing; and
1.5 Swap Agreements. The last sentence of Section 7.06 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
In the event any Credit Party amends, modifies, cancels, sells, transfers, assigns, terminates, or otherwise disposes of any Swap Agreement entered into by any Credit Party pursuant to this Section 7.06 (other than any disposition occurring as a result of a scheduled termination of a Swap Agreement or a transaction under a Swap Agreement in accordance with its terms) on or at any time after the Eighth Amendment Effective Date (each, a “Swap Modification”), the Borrower shall promptly, and in any event within three (3) Business Days thereafter, provide written notice to the Administrative Agent of the terms of such Swap Modification, setting forth, in reasonable detail, (x) the effect of such Swap Modification on the aggregate notional amount of Crude Oil and Natural Gas subject to the Credit Parties’ Swap Agreements and (y) the amount of net consideration (if any) received by such Credit Party in the form of cash or Permitted Investments (“Net Cash Consideration”) as a result of such Swap Modification; provided that no Swap Modification may be made by any Credit Party without the prior written consent of the Required Lenders if such Swap Modification, together with all other Swap Modifications made since the most recent Redetermination Date, has the effect of reducing the aggregate notional amount of Crude Oil and Natural Gas subject to the Credit Parties’ Swap Agreements in effect as of the most recent
Eighth Amendment to Credit Agreement

Redetermination Date by more than five percent (5%); provided, further, that no Swap Modification may be made by any Credit Party if the aggregate Net Cash Consideration received by such Credit Party as a result of such Swap Modification, together with the aggregate Net Cash Consideration received by the Credit Parties as a result of all other Swap Modifications made since the most recent Redetermination Date, exceeds two and one-half percent (2.5%) of the Borrowing Base then in effect unless (1) such Credit Party has received the prior written consent of the Required Lenders or (2) promptly and in any event within three (3) Business Days after receipt thereof, the Borrower applies such excess Net Cash Consideration to prepay the principal amount of the Loans.
1.6 Leverage Ratio. Clause (b) of Section 7.12 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
(b) Leverage Ratio.
(i) The Borrower will not permit the ratio, determined as of the end of the fiscal quarters ending December 31, 2008 and March 31, 2009, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.00 to 1.00.
(ii) The Borrower will not permit the ratio, determined as of the end of the fiscal quarter ending June 30, 2009, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.25 to 1.00.
(iii) The Borrower will not permit the ratio, determined as of the end of the fiscal quarter ending September 30, 2009, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.50 to 1.00.
(iv) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after December 31, 2009 and on or before September 30, 2010, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.75 to 1.00.
(v) The Borrower will not permit the ratio, determined as of the end of the fiscal quarter ending December 31, 2010, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.25 to 1.00.
(vi) The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after March 31, 2011, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.00 to 1.00.
Eighth Amendment to Credit Agreement

1.7 Senior Debt Leverage Ratio. Section 7.12 of the Credit Agreement shall be and it hereby is amended by adding a new clause (c) to the end thereof to read as follows:
(c) Senior Debt Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each fiscal quarter ending on or after March 31, 2009, of (A) Senior Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 2.25 to 1.00.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall become effective upon the satisfaction of each of the conditions set forth in this Section 2.
2.1 Execution and Delivery. Each Credit Party, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment.
2.2 No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.
2.3 Fees. Borrower and the Administrative Agent shall have executed and delivered a fee letter in connection with this Amendment and Borrower shall have paid to the Administrative Agent all fees payable under such fee letter at the time this Amendment becomes effective.
2.4 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 3. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:
3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and taking into account any amendments to the schedules or exhibits as a result of any disclosures made in writing by such Credit Party to the Administrative Agent after the Effective Date and approved by the Administrative Agent and the Required Lenders in writing).
3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.
Eighth Amendment to Credit Agreement

3.3 Enforceability. This Amendment has been duly executed and delivered by each Credit Party and constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
3.4 No Default. As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. Miscellaneous.
4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that nothing contained in this Amendment shall in any manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
4.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
4.4 Further Assurances. Each Credit Party covenants and agrees from time to time, as and when requested by the Administrative Agent or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent or the Lenders, as the case may be, may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.
4.5 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
Eighth Amendment to Credit Agreement

4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
4.7 Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Texas.
4.8 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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Eighth Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER: CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer
Eighth Amendment to Credit Agreement
Signature Page

GUARANTORS: CCBM, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CLLR, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

HONDO PIPELINE, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO (MARCELLUS) LLC
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President

CARRIZO MARCELLUS HOLDING INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President
Eighth Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT: GUARANTY BANK, as Administrative Agent and as a Lender
By:	/s/ Kelly L. Elmore
	Name:	Kelly L. Elmore III
	Title:	Senior Vice President
Eighth Amendment to Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Co-Agent and as a Lender
By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Vice President
Eighth Amendment to Credit Agreement
Signature Page

ROYAL BANK OF CANADA, as a Co-Agent and as a Lender
By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory
Eighth Amendment to Credit Agreement
Signature Page

CAPITAL ONE, N.A., as a Co-Agent and as a Lender
By:	/s/ Paul D. Hein
	Name:	Paul D. Hein
	Title:	Vice President
Eighth Amendment to Credit Agreement
Signature Page

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Damien Meiburger
	Name:	Damien Meiburger
	Title:	Senior Vice President
Eighth Amendment to Credit Agreement
Signature Page

CREDIT SUISSE, as a Lender
By:	/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Director

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President
Eighth Amendment to Credit Agreement
Signature Page